SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

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/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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4) Proposed maximum aggregate value of transaction:

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/_/ Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

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    4) Date filed: _____________________________________________________________

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*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                PURE WORLD, INC.
                                376 MAIN STREET
                                  P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                               (908) 234-9355 FAX

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 20, 1997


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pure World, Inc. (the "Company") will be held on Thursday, November 20, 1997 at 8:30 a.m., local time, at The Somerset Hills Hotel, Martinsville Road, Warren, New Jersey, for the purpose of considering and acting upon the following matters:

         1. To elect four directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

         2.       To adopt the 1997 Non-Qualified Stock Option Plan.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

         Only stockholders of record at the close of business on September 23, 1997, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person, however, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even though you returned a Proxy.

                                    By Order of the Board of Directors


                                    /s/ Paul O. Koether
                                    ----------------------------------
                                    Paul O. Koether
                                    Chairman and President

Date: October 20, 1997

                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.

                                PURE WORLD, INC.
                                 376 MAIN STREET
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                            ------------------------

                     PROXY STATEMENT FOR THE ANNUAL MEETING
                                November 20, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General
-------

         This Proxy Statement is being furnished to the stockholders of Pure World, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 20, 1997, at 8:30 a.m. at The Somerset Hills Hotel, Martinsville Road, Warren, New Jersey, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (908) 234-9220.

         These proxy solicitation materials are first being mailed on or about October 20, 1997 to all stockholders entitled to vote at the meeting.

Voting Rights and Solicitation of Proxies
-----------------------------------------

         Only stockholders of record at the close of business on September 23, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 7,505,297 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

         Holders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock owned on the Record Date.

         Valid proxies will be voted in accordance with the instructions indicated thereon. In the absence of contrary instructions, shares represented by valid proxies will be voted FOR the proposal to elect as directors the four nominees listed under the caption "Election of Directors" and FOR the adoption of the 1997 Non-Qualified Stock Option Plan. No other business is expected to come before the Annual Meeting but should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matter.

         Execution of the enclosed proxy card will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering a written revocation or a new proxy bearing a later date to the Secretary of the Company, 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute revocation of a proxy.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

         Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. An abstention will have the same effect as a negative vote, but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                              ELECTION OF DIRECTORS

Nominees
--------

         At the Annual Meeting, four directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of each nominee named below (each a "Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the shares represented by the enclosed proxy card will be voted for a substitute candidate selected by the Board of Directors.



         Certain information regarding each Nominee is set forth below.

                                   Position and Office             Director
Name of Nominee       Age       Presently Held with Company         Since
---------------       ---       ---------------------------        --------
Paul O. Koether       61        Chairman of the Company              1988
                                and of Madis

Mark W. Jaindl        37        Director of the Company
                                and of Madis                         1994

Alfredo Mena          44        Director of the Company              1992

William Mahomes       50        Director of the Company              1993
--------------------------

         Paul O. Koether and Natalie I. Koether, President of the Company and Madis, are spouses. Information concerning each nominee's business history and experience is set forth below.

         Paul O. Koether is principally engaged in the following businesses: (i) the Company, as Chairman since April 1988, President from April 1989 to February 1997, a director since March 1988, and for more than five years as the Chairman and President of Sun Equities Corporation ("Sun"), a private, closely-held corporation which is the Company's principal stockholder; (ii) as Chairman of Madis Botanicals, Inc., ("Madis") a majority-owned subsidiary of the Company, since January 1995 and as a director since December 1994; (iii) as Chairman and director since July 1987 and President since October 1990 of Kent Financial Services, Inc. ("Kent") which engages in various financial services, including the operation of a retail brokerage business through its wholly-owned subsidiary, T. R. Winston & Company, Inc. ("Winston") and the general partner since 1990 of Shamrock Associates, an investment partnership which is the principal stockholder of Kent; (iv) various positions with affiliates of Kent, including Chairman since 1990 and a registered representative since 1989 of Winston; and (v) since July 1992, as Chairman of American Metals Service, Inc. ("AMTS"), which is currently seeking to acquire an operating business. Prior to August 1994, Mr. Koether also served as Chairman and a director of NorthCorp Realty Advisors, Inc. ("NorthCorp"), formerly a subsidiary of the Company.

         Mark W. Jaindl. From May 1982 to October 1991, and again since May 1995, Mr. Jaindl has served as Chief Financial Officer of Jaindl Farms, which is engaged in diversified businesses, including the operation of a 12,000-acre turkey farm, a John Deere dealership and a grain operation. Mr. Jaindl is Vice Chairman of American Bank of the Lehigh Valley, a commercial bank located in Allentown, Pennsylvania. He also serves as the Chief Financial Officer of Jaindl Land Company, a developer of residential, commercial and industrial properties in eastern Pennsylvania. From June 1992 until May 1995 he was Senior Vice President of the Company. He was Senior Vice President of Madis from December 1994 until May 1995 and a director of Madis since December 1994. He has served as a director of AMTS since July 1992. Mr. Jaindl was a director of NorthCorp from June 1992 until September 1994 and was Interim President of NorthCorp from February 1994 until August 1994.

         Alfredo Mena. Since 1986, Mr. Mena has been the President of CIA.Salvadorena de Inversiones, S.A. de C.V. and had served as its Director and General Manager from 1974 to 1986. CIA. Salvadorena de Inversiones, S.A. de C.V. is engaged in coffee growing, processing and exporting. From October 1995 until June 1997, he served as the Presidential Commissioner for Privatization and Modernization of El Salvador. Mr. Mena is a citizen of El Salvador.

         William Mahomes, Jr. In March 1997, Mr. Mahomes formed a professional corporation, Mahomes & Associates, and is involved in the private practice of law, specializing in real estate and commercial transactions. From 1994 to March 1997, he was a Senior Shareholder of the law firm of Locke Purnell Rain Harrell. From 1990 to 1994 he was an international partner in the Dallas office of Baker & McKenzie. Prior to that, from 1987 to 1990, he served as Vice President and General Counsel of Pro-Line Corporation, which is engaged in the manufacture and distribution of hair care products. Mr. Mahomes currently serves on the Board of Directors of a variety of organizations, including the Bethlehem Foundation, The Salvation Army, MESBIC Financial Corporation, St. Philip's Academy, Dallas Black Chamber of Commerce, the Dallas Opera and the Texas Real Estate Council.


Board Meetings and Committees
-----------------------------

         The Board held four meetings during the fiscal year ended December 31, 1996 and otherwise acted by written consent. During the year ended December 31, 1996, the Board had an Audit Committee which consisted of Messrs. Mark Jaindl, William Mahomes, Jr. and Alfredo Mena. The Audit Committee, which reviews the Company's internal controls, accounting practices and procedures, and results of operations, held one meeting during the year. Each of the Company's directors attended all of the meetings of the Board of Directors and Audit Committee except for Mr. Mena who attended 60% of the meetings. The Company had no other Standing Committees which met during the fiscal year ended December 31, 1996.

Directors' Fees
---------------

         Each director who is not an employee of the Company receives a fee of $1,800 plus expenses for attending each meeting of the Board or a committee meeting. Aggregate directors' fees in fiscal 1996 were $18,600.


              ADOPTION OF THE 1997 NON-QUALIFIED STOCK OPTION PLAN

Nature and Purpose of the Plan
------------------------------

         The Board of Directors adopted the 1997 Non-Qualified Stock Option Plan (the "Option Plan") as of October 1, 1997, subject to approval by the stockholders of the Company. The purpose of the Option Plan is to ensure the Company continued success in attracting and retaining key personnel and to secure for the Company the benefits of the incentive inherent in equity ownership by employees who are responsible for the continuing growth and success of the Company. Options could also be granted in connection with any future acquisitions by the Company. A copy of the Option Plan is annexed to this Proxy Statement as Exhibit A and should be read in its entirety. The following is a brief summary of the significant provisions of the Option Plan.

Duration and Modification
-------------------------

         The Plan will terminate not later than September 30, 2007. The Board of Directors may at any time terminate the Plan or make such modifications to the Plan as it may deem advisable. However, the Board may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which options may be granted under the Plan, change the manner of determining option prices, change the class of persons eligible to participate in the Plan or extend the period during which an option may be granted or exercised.

Administration of the Plan
--------------------------

         The Plan is administered by a Committee of the Board of Directors, consisting of two or more non-employee directors (the "Committee"). The members of the Committee are appointed annually by, and serve at the pleasure of, the Board of Directors, and the members of the Committee will not be compensated for serving on the Committee. In the event that no Committee is appointed, the Board of Directors will serve as the Committee.

         The Committee has discretion to determine the participants under the Plan, the terms and provisions of the respective option grants (which need not be identical), including the price at which and period during which options will be exercisable and the number of shares subject to each option.

Securities Subject to the Plan; Market Price
--------------------------------------------

         500,000 shares of Common Stock are available for issuance upon exercise of options granted under the Plan.

         The closing sale price of the Common Stock on The Nasdaq National Market on September 23, 1997 was $6.125 per share.

Eligibility and Extent of Participation
---------------------------------------

         The Plan provides for discretionary grants of non-qualified stock options to participants and to consultants to the Company. As of September 23, 1997, approximately 65 persons were eligible to receive options.

Exercise of Options
-------------------

         Unless otherwise provided by the Committee at the time an option is granted, an option will be exercisable one-fifth after the third anniversary of the date of grant, two-fifths after the fourth anniversary of the date of grant, three-fifths after the fifth anniversary of the date of grant, four-fifths after the sixth anniversary of the date of grant and in full after the seventh anniversary of the date of grant.

         An option may be exercised by a written notice with respect to a specified number of shares and payment of the exercise price for the number of shares so specified. The exercise price of an option must be paid in cash. The initial per share exercise price for an option may not be less than the fair market value thereof on the date of grant.

         No option granted pursuant to the Plan may be exercised more than 10 years after the date of grant. No option granted under the Plan is transferable by the optionee other than by death.

         Generally, an option may be exercised only while the recipient is in the active employ or service of the Company, or within one year after termination of employment by reason of disability or death.

         In the event of the disability or death of an optionee, each option granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of one year after the date of such optionee's death or disability and (ii) the date specified in such Option, unless otherwise determined by the Board of Directors.

         In the event that an optionee leaves the employ or ceases to serve as a director of the Company or its subsidiaries for any reason other than death, retirement or disability, each option granted to him shall generally terminate immediately.

         The number of shares available for grant under the Plan and covered by each option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Board of Directors, in the event of any other change affecting the number or kind of the Company's outstanding Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the exercisability of all outstanding options and terminate the same within a reasonable time thereafter.

Federal Income Tax Consequences of Issuance and Exercise of Options
-------------------------------------------------------------------

         The following discussion of the Federal income tax consequences of the granting and exercise of options under the Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

         No income will be recognized by an optionee at the time an option is granted.

         Ordinary income will be recognized by an optionee at the time an option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary (compensation) income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

         Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of an option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

         If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

         The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his option, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Vote Required
-------------

         The affirmative vote of a majority of the Shares present or represented and entitled to vote at the Annual Meeting is required for ratification of the option plan. The proxies intend to vote the shares FOR ratification, unless otherwise directed.

         The Board of Directors of the Company recommends that stockholders vote FOR adoption of the 1997 Non-Qualified Stock Option Plan.

                              BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors,
  Nominees and Certain Stockholders
------------------------------------------

         The following table sets forth the beneficial ownership of Common Stock of the Company as of September 30, 1997, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and Nominee and by all current directors, Nominees and officers as a group:


                                 Number of Shares               Approximate
 Name and Address                of Common Stock                  Percent
of Beneficial Owner            Beneficially Owned<F1>             of Class
-------------------            ---------------------            -----------
Paul O. Koether
 211 Pennbrook Road
 Far Hills, NJ 07931              3,025,996<F2><F3>               37.92%

Natalie I. Koether
 211 Pennbrook Road
 Far Hills, NJ 07931              3,025,996<F4>                   37.92%

Sun Equities Corporation
 376 Main Street
 Bedminster, NJ 07921             2,234,296                       28.00%

Mark W. Jaindl
 3150 Coffeetown Road
 Orefield, PA 18069                 153,220<F5>                    1.92%

William Mahomes, Jr.
 5400 Renaissance Tower
 1201 Elm Street
 Dallas, Texas 75201                 15,000                         *

Alfredo Mena
 P. O. Box 520656
 Miami, Florida 33152                17,000                         *

Voldemar Madis
 375 Huyler Street
 South Hackensack, NJ 07606          21,669                         *

Mark Koscinski
 376 Main Street
 Bedminster, NJ 07921                62,000                         *

Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue - 11th Floor
 Santa Monica, CA 90401             440,500<F6>                    5.52%

All directors and
 officers as a group
    (8 persons)                   3,346,085<F1>                   41.94%
------------------------------

*  Represents less than one percent.







<F1>     The beneficial  owner has both sole voting and sole  investment  powers with respect to these shares except as set forth in this footnote or in other footnotes below. Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within sixty days: Paul O. Koether (150,000 shares); Natalie I. Koether (125,000 shares); Mark W. Jaindl (70,000 shares); William Mahomes, Jr. (15,000 shares); Alfredo Mena (15,000 shares); Voldemar Madis (21,669 shares); Mark Koscinski (27,000 shares) and all directors and officers as a group (473,669 shares).

<F2>     Includes  (1)  32,400  shares  held by a trust for the  benefit  of Mr.
         Koether's daughter for which he serves as the sole trustee, and (2) 347,500 shares beneficially owned by his wife, including 100,000 shares owned by Emerald Partners of which she is the sole general partner and 2,000 shares owned by Sussex Group, Inc. of which she is the President, a director and controlling stockholder, 125,000 shares which she has the right to acquire upon exercise of stock options and 120,500 shares held in custodial accounts; and (3) 33,900 shares owned by Mr. Koether's daughter. Mr. Koether also be deemed to be the beneficial owner of the 2,234,296 shares owned by Sun, of which Mr. Koether is a principal stockholder and Chairman, and 75,000 shares held in discretionary accounts of certain of his brokerage customers and 12,900 shares held in Mr. Koether's IRA account. Mr. Koether disclaims beneficial ownership of all of the foregoing shares.

<F3>     Includes 40,000 shares owned by Winston.  Mr. Koether is an officer and director of Winston and of Kent, Winston's parent company, and may be deemed the beneficial owner of such shares. Mr. Koether disclaims such beneficial ownership.

<F4>     Includes  (1) 100,000  shares  owned by Emerald  Partners of which Mrs.
         Koether is the sole general partner and 2,000 shares owned by Sussex Group, Inc. of which she is the President, director and controlling stockholder; (2) 125,000 shares which she has the right to acquire upon exercise of stock options; (3) 120,500 shares held in custodial accounts; and (4) 444,200 shares beneficially owned by her husband, described above in footnotes (2) and (3). Mrs. Koether may also be deemed to be the beneficial owner of the 2,234,296 shares owned by Sun, of which she is a principal stockholder and her husband is a principal stockholder and Chairman. Mrs. Koether disclaims beneficial ownership of all of the foregoing shares.

<F5>     Includes  11,700  shares  held  in  Mr. Jaindl's  IRA account and 4,000 shares held by a trust for the benefit of his son, for which Mr. Jaindl serves as a trustee.

<F6>     Dimensional   Fund  Advisors,   Inc.   ("Dimensional"),   a  registered
         investment advisor, is deemed to have beneficial ownership of 440,500 shares of Pure World, Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.



Compliance with Section 16(a) of the Securities Exchange Act
------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act and the regulations and rules promulgated thereunder require that the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Principal Owners"), (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the NASD and (ii) furnish copies of these filings to the Company.

         Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and Principal Owners complied with all filing requirements applicable to them with respect to transactions during 1996.


                             EXECUTIVE COMPENSATION

         The table below sets forth for the fiscal years ended December 31, 1996, 1995 and 1994, the compensation of any person who, as of December 31, 1996, was an Executive Officer of the Company with annual compensation in excess of $100,000 ("Executive Officers").


                           Summary Compensation Table

Name and Principal                                                    Long-Term
Position                           Annual Compensation<F1><F2>      Compensation
------------------                ----------------------------       ------------
Position                      Year     Salary         Bonus           Options(#)
Paul O. Koether               1996    $215,000        $      -             -
Chairman                      1995     215,000               -        50,000
                              1994     215,000          35,000             -

Natalie I. Koether            1996    $244,760        $      -             -
President                     1995      55,807               -       100,000
                              1994      60,000               -             -

Mark Koscinski<F3>            1996    $108,000        $ 15,101        10,000
Senior Vice President         1995      88,250           3,500        15,000
                              1994      57,750          15,000        10,000

Voldemar Madis<F5>            1996    $152,885        $  6,101             -
Vice Chairman                 1995     150,000               -        36,115<F4>
                              1994           -               -             -
------------------------------------------------






<F1>  The Company currently has no bonus plan.

<F2>  Certain Executive Officers received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Executive Officers. Such amounts are excluded from the table.

<F3>  In 1995, the Company loaned Mr. Koscinski  $43,425 to acquire 25,000 shares of Company stock in the open market (the "Shares"). The Shares are held as security for the loan which shall accrue interest at the interest rate necessary to avoid the imputation of interest under the Internal Revenue Code of 1986. The loan or loan interest shall be paid solely from the proceeds of any sale by Mr. Koscinski of the Shares. In no event will Mr. Koscinski be otherwise liable for the loan or loan interest.

<F4>  Options  granted  in  conjunction with the acquisition of Madis Botanicals,
Inc. on January 3, 1995.

<F5>  Mr. Madis was President of Dr. Madis Laboratories,  Inc.,  the  predecessor corporation of Madis ("DML"), and is President of IVM Corporation ("IVM"). Both IVM and DML operated under the protection of Federal Bankruptcy Law for the five-year period prior to January 3, 1995, when DML was acquired by the Company.


         The table below contains information concerning the fiscal year-end value of unexercised options held by the Executive Officers.



                                Fiscal Year-End Option Values

                                                         Value of Unexercised
                          Number of Unexercised          In-the-Money Options
                           Options at 12/31/96               at 12/31/96
Name                   Exercisable/Unexercisable      Exercisable/Unexercisable
----                   -------------------------      -------------------------
Paul O. Koether         150,000            -           $ 85,938       $     -
Natalie I. Koether      125,000            -           $ 73,438       $     -
Mark Koscinski           27,000        8,000           $ 19,031       $   500
Voldemar Madis           21,669       14,446           $  4,605       $ 3,070



Employment Agreements
---------------------

         In April 1990 the Company entered into an employment agreement (the "Agreement") with Mr. Koether, the Company's Chairman, for an initial three-year term commencing on April 1, 1990 (the "Effective Date") at an annual salary of $185,000 ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Effective Date. In December 1992, the Board of Directors voted to increase the Chairman's Base Salary to $215,000 effective December 1, 1992.

         The Chairman may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of (i) the Base Salary and any bonuses payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary and bonuses paid to him during the preceding five years.

         Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

         Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

         In connection with the Madis acquisition, Voldemar Madis entered into an employment agreement with Madis for a term of four years at an annual salary of $150,000. The employment arrangement may be terminated for cause, as defined in the contract.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company reimbursed Sun approximately $76,000 and $64,000 in 1996 and 1995, respectively, for the Company's proportionate share of certain general and administrative expenses.

         Rosenman & Colin LLP ("R&C") performed substantial legal work for the Company for which they billed the Company an aggregate of approximately $118,000 in 1996 and $630,000 in 1995. The professional fees represented work performed in association with the proxy contests undertaken in connection with one of the Company's investments and the acquisition and management of Madis. Natalie I. Koether, Esq., President of the Company and Madis, and wife of the Chairman of the Company, is of Counsel to R&C.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP ("Deloitte") served as the Company's independent public accountants for the fiscal year ended December 31, 1996 and have been selected to serve as the Company's independent public accountants for the fiscal year ending December 31, 1997. It is not expected that a representative of Deloitte will be present at the Annual Meeting.


                             STOCKHOLDERS' PROPOSALS

         Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the proxy statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than May 31, 1998. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.


                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

         Your cooperation in promptly marking, signing, dating and mailing the enclosed proxy card will be greatly appreciated.

                                          By Order of the Board of Directors



                                          /s/ Paul O. Koether
                                          ----------------------------
                                          Chairman and President


Dated: October 20, 1997